UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2026
SILICON LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 416-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 30, 2026, Silicon Laboratories Inc., a Delaware corporation (“Silicon Labs”), held a special meeting of stockholders virtually via live webcast (the “Special Meeting”). As of the close of business on March 23, 2026, the record date for the Special Meeting, there were 32,968,416 shares of Silicon Labs’ common stock, par value $0.0001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 25,887,142 shares of Common Stock were present or represented by proxy, representing 78.52% of the shares of Common Stock issued and outstanding and entitled to vote, which constituted a quorum to conduct business at the Special Meeting.
At the Special Meeting, holders of Common Stock voted on two proposals, as described in further detail in Silicon Labs’ definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 27, 2026.
The following is a summary of the matters voted upon at the Special Meeting and the final voting results with respect to each of such matter.
Proposal No. 1 — The Merger Proposal: The proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2026 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Silicon Labs, Texas Instruments Incorporated, a Delaware corporation (“Texas Instruments”), and Caldwell Merger Corp., a Delaware corporation and wholly owned direct subsidiary of Texas Instruments (“Merger Sub”), and approve the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub will merge with and into Silicon Labs, with Silicon Labs surviving as a wholly owned subsidiary of Texas Instruments (the “Merger”), was approved by the votes set forth below:

Votes For	Votes Against	Abstentions
25,878,105	7,467	1,570

Proposal No. 2 — The Compensation Proposal: The proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to Silicon Labs’ named executive officers that is based on or otherwise relates to the Merger was approved by the votes set forth below:

Votes For	Votes Against	Abstentions
24,770,609	974,309	142,224

Proposal No. 3 — The Adjournment Proposal: In connection with the Special Meeting, Silicon Labs also solicited proxies with respect to the adjournment of the Special Meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement was provided to Silicon Labs stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. Given that there was a quorum present and there were sufficient proxies at the time of the Special Meeting to adopt the Merger Agreement, the proposal was rendered moot.
Completion of the transactions contemplated by the Merger Agreement remains subject to the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 30, 2026	/s/ Dean Butler
Date	Dean Butler
Senior Vice President and Chief Financial Officer